Exhibit 3

THE SALE OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR SUCH LAWS AND THE RULES AND REGULATIONS THEREUNDER.

No. 001                                                         October 26, 2001

                      WARRANT TO PURCHASE SHARES OF COMMON
                         STOCK OF ROYAL PRECISION, INC.

     This certifies that THE JOHNSTON FAMILY CHARITABLE FOUNDATION (the "Holder"), is entitled, subject to the adjustment and to the other terms set forth below, to purchase from ROYAL PRECISION, INC., a Delaware corporation (the "Company"), Three Hundred Thousand (300,000) fully paid and nonassessable shares of the Company's $.001 par value Common Stock (the "Stock") at a price of $0.25 per share (the "Stock Purchase Price") at any time or from time to time but not earlier than the Commencement Date (as defined below) or later than 5:00 p.m. (New York Time) on the Expiration Date (as defined below), upon surrender to the Company at its principal office at 535 Migeon Avenue, Torrington, Connecticut 06790, Attention: Chief Financial Officer (or at such other location as the Company may advise Holder in writing) of this Warrant properly endorsed with the Form of Subscription Agreement attached hereto duly filled in and signed and upon payment in cash or cashier's check of the aggregate Stock Purchase Price for the number of shares for which this Warrant is being exercised determined in accordance with the provisions hereof. This Warrant is issued in exchange for the Holder agreeing to lend to the Company up to $1,250,000 pursuant to the terms of a Subordinated Promissory Note of even date herewith. The Stock Purchase Price and, in some cases, the number of shares of Stock purchasable hereunder are subject to adjustment as provided in Section 3 of this Warrant. This Warrant and all rights hereunder, to the extent not exercised in the manner set forth herein shall terminate and become null and void on the Expiration Date. "Commencement Date" shall mean the date that the holders of a majority of the outstanding shares of Stock approve the transactions contemplated by this Warrant. "Expiration Date" shall mean the tenth anniversary of the Commencement Date.

     This Warrant is subject to the following terms and conditions:

     1. EXERCISE; ISSUANCE OF CERTIFICATES; PAYMENT FOR SHARES. This Warrant is exercisable at the option of Holder at any time or from time to time but not earlier than the Commencement Date or later than 5:00 p.m. (New York Time) on the Expiration Date for all of the shares of Stock which may be purchased hereunder. This Warrant may not be exercised for fewer than 5,000 shares of Stock, or all of the shares of Stock which may be purchased hereunder. The Company agrees that the shares of Stock purchased under this Warrant shall be and are deemed to be issued to Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares. Subject to the provisions of
Section 2, certificates for the shares of Stock so purchased,  together with any

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other  securities  or property to which Holder is entitled  upon such  exercise, shall be delivered to Holder by the Company's transfer agent at the Company's expense within a reasonable time after the rights represented by this Warrant have been exercised. Each stock certificate so delivered shall be in such denominations of Stock as may be requested by Holder and shall be registered in the name of Holder or such other name as shall be designated by Holder, subject to the limitations contained in Section 2.

     2. SHARES TO BE FULLY PAID; RESERVATION OF SHARES. The Company covenants and agrees that all shares of Stock which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free from all pre-emptive rights of any stockholder and free of all taxes, liens, and charges with respect to the issue thereof. The Company covenants that it will reserve and keep available a sufficient number of shares of its authorized but unissued Stock for such exercise. The Company will take all such reasonable action as may be necessary to assure that such shares of Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any domestic securities exchange or automated quotation system upon which the Stock may be listed.

     3. ADJUSTMENT OF STOCK PURCHASE PRICE AND NUMBER OF SHARES. The Stock Purchase Price and, in some cases, the number of shares purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 3.

          3.1 SUBDIVISION OR COMBINATION OF STOCK AND STOCK DIVIDEND. In case the Company shall at any time subdivide its outstanding shares of Stock into a greater number of shares or declare a dividend upon its Stock payable solely in shares of Stock, the Stock Purchase Price in effect immediately prior to such subdivision or declaration shall be proportionately reduced, and the number of shares issuable upon exercise of the Warrant shall be proportionately increased. Conversely, in case the outstanding shares of Stock of the Company shall be combined into a smaller number of shares, the Stock Purchase Price in effect immediately prior to such combination shall be proportionately increased, and the number of shares issuable upon exercise of the Warrant shall be proportionately reduced.

          3.2 NOTICE OF ADJUSTMENT. Promptly after adjustment of the Stock Purchase Price or any increase or decrease in the number of shares purchasable upon the exercise of this Warrant, the Company shall give written notice thereof, by first class mail, postage prepaid, addressed to the registered holder of this Warrant at the address of such holder as shown on the books of the Company. The notice shall be signed by the Company's chief financial officer and shall state the effective date of the adjustment and the Stock Purchase Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

          3.3 OTHER NOTICES. If at any time:

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
               (a) the Company shall declare any cash dividend upon its Stock;

               (b) the Company shall declare any dividend upon its Stock payable in stock (other than a dividend payable solely in shares of Stock) or make any special dividend or other distribution to the holders of its Stock;

               (c) there shall be any consolidation or merger of the Company with another corporation, or a sale of all or substantially all of the Company's assets to another corporation; or

               (d) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, in any one or more of said cases, the Company shall give, by certified or registered mail, postage prepaid, addressed to the registered holder of this Warrant at the address of such holder as shown on the books of the Company, (i) at least 30 days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such dissolution, liquidation or winding-up; (ii) at least 10 days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger or sale, and (iii) in the case of any such reorganization, reclassification, consolidation; merger, sale, dissolution, liquidation or winding-up, at least 30 days' written notice of the date when the same shall take place. Any notice given in accordance with clause (i) above shall also specify, in the case of any such dividend, distribution or option rights, the date on which the holders of Stock shall be entitled thereto. Any notice given in accordance with clause (iii) above shall also specify the date on which the holders of Stock shall be entitled to exchange their Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, as the case may be. If the Holder does not exercise this Warrant prior to the occurrence of an event described above, except as provided in Section 3.1 and 3.4, the Holder shall not be entitled to receive the benefits accruing to existing holders of the Stock in such event.

     3.4 CHANGES IN STOCK. In case at any time prior to or following the Commencement Date, the Company shall be a party to any transaction (including, without limitation, a merger, consolidation, sale of all or substantially all of the Company's assets or recapitalization of the Stock) in which the previously outstanding Stock shall be changed into or exchanged for different securities of the Company or common stock or other securities of another corporation or interest in a noncorporate entity or other property (including cash) or any combination of any of the foregoing (each such transaction being herein called the "Transaction" and the date of consummation of the Transaction being herein called the "Consummation Date"), then, as a condition of the consummation of the Transaction, lawful and adequate provisions shall be made so that each Holder, upon the exercise hereof at any time on or after the Consummation Date, shall be entitled to receive, and this Warrant shall thereafter represent the right to receive, in lieu of the stock issuable upon such exercise prior to the Consummation Date, the highest amount of securities or other property to which each Holder would actually have been entitled as a stockholder upon the

                                      -3-
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consummation  of the  Transaction  if such  Holder had  exercised  such  Warrant immediately prior thereto. The provisions of this Section 3.4 shall similarly apply to successive Transactions.

     4. ISSUE TAX. The issuance of certificates for shares of Stock upon the exercise of the Warrant shall be made without charge to the holder of the Warrant for any issue tax in respect thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then holder of the Warrant being exercised.

     5. NO VOTING OR DIVIDEND RIGHTS; LIMITATION OF LIABILITY. Nothing contained in this Warrant shall be construed as conferring upon the Holder the right to vote or to consent or to receive notice as a stockholder in respect of meetings of stockholders for the election of directors of the Company or any other matters or any rights whatsoever as a stockholder of the Company. Except for the adjustment to the Stock Purchase Price pursuant to Section 3.1 in the event of a dividend on the Stock payable in shares of Stock, no dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised. No provisions hereof, in the absence of affirmative action by the holder to purchase shares of Stock, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the Stock Purchase Price or as a stockholder of the Company whether such liability is asserted by the Company or by its creditors.

     6.  RESTRICTIONS  ON   TRANSFERABILITY   OF  SECURITIES;   COMPLIANCE  WITH
SECURITIES ACT.

          6.1 Restrictions on Transferability. This Warrant and the Stock issuable upon exercise hereof (collectively, the "Securities"), shall not be transferable except upon compliance with the provisions of the Securities Act and the state securities and Blue Sky laws.

          6.2 Restrictive Legend. Each certificate representing the Securities or any other securities issued in respect of the Securities upon any stock split, stock dividend, recapitalization, merger consolidation or similar event, shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under applicable state securities laws):

          THE SALE OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR SUCH LAWS AND THE RULES AND REGULATIONS THEREUNDER.

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
     7. MODIFICATION AND WAIVER. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

     8. NOTICES. Any notice, request or other document required or permitted to be given or delivered to the holder hereof or the Company shall be delivered or shall be sent by certified or registered mail, postage prepaid, to each such holder at its address as shown on the books of the Company or to the Company at the address indicated therefor in the first paragraph of this Warrant.

     9. DESCRIPTIVE HEADINGS AND GOVERNING LAW. The descriptive headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Delaware.

     10. LOST WARRANTS OR STOCK CERTIFICATES. The Company represents and warrants to Holder that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant or stock certificate and, in the case of any such loss, theft or destruction, upon receipt of an indemnity and, if requested, bond reasonably satisfactory to the Company, or in the case of any such mutilation, upon surrender and cancellation of such Warrant or stock certificate, the Company at its expense will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

     11. FRACTIONAL SHARES. No fractional shares shall be issued upon exercise of this Warrant. The Company shall, in lieu of issuing any fractional share pay the holder entitled to such fraction a sum in cash equal to the fair market value of any such fractional interest as it shall appear on the public market, or if there is no public market for such shares, then as shall be reasonably determined by the Company.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its President thereunto duly authorized.


                                         ROYAL PRECISION, INC.

                                         /s/ John C. Lauchnor
                                         ---------------------------------------
                                         By:  John C. Lauchnor
                                         Its: President

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
                         FORM OF SUBSCRIPTION AGREEMENT

                           (To be signed and delivered
                            upon exercise of Warrant)

Royal Precision, Inc.
Attention:  Chief Financial Officer
535 Migeon Avenue
Torrington, Connecticut  06790

     The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, ______ shares of common stock, par value $0.001 per share (the "Stock"), of ROYAL PRECISION, INC. (the "Company") and herewith makes payment of $_______ therefor and requests that the certificates for such shares be issued in the name of, and delivered to, --------------------------, whose address is ______________________________________________________________.

     If the exercise of this Warrant is not covered by a registration statement effective under the Securities Act of 1933, as amended (the "Securities Act"), the undersigned represents that:

     (i) the undersigned is acquiring such Stock for investment for his/its own account, not as nominee or agent, and not with a view to the distribution thereof, and the undersigned has not signed any agreement or otherwise arranged for the selling, granting any participation in, or otherwise distributing the same;

     (ii) the undersigned has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the undersigned's investment in the Stock;

     (iii)the undersigned has received all of the information the undersigned has requested from the Company and considers necessary or appropriate for deciding whether to purchase the shares of Stock;

     (iv) the undersigned has the ability to bear the economic risks of his/its prospective investment;

     (v) the undersigned is able, without materially impairing his/its financial condition, to hold the shares of Stock for an indefinite period of time and to suffer complete loss on his/its investment;

     (vi) the undersigned understands and agrees that (A) he/it may be unable to readily liquidate his/its investment in the shares of Stock and that the shares must be held indefinitely unless a subsequent disposition thereof is registered or qualified under the Securities Act and applicable state securities or Blue Sky laws or is exempt from such registration or qualification, and that the Company, while obligated to register the same, may not be in a position to do so or to take any action or make such an exemption available and (B) the exemption

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
from registration under the Securities Act afforded by Rule 144 promulgated by the Securities and Exchange Commission ("Rule 144") depends upon the satisfaction of various conditions by the undersigned and the Company that, if applicable, Rule 144 affords the basis for sales under certain circumstances in limited amount, and that if such exemption is utilized by the undersigned, such conditions must be fully complied with by the undersigned and the Company, as required by Rule 144;

     (vii) the undersigned either (A) is familiar with the definition of and the undersigned is an "accredited investor" within the meaning of such term under Rule 501 of Regulation D promulgated under the Securities Act, or (B) is providing representations and warranties reasonably satisfactory to the Company and its counsel, to the effect that the sale and issuance of Stock upon exercise of such Warrant may be made without registration under the Securities Act or any applicable state securities and Blue Sky law; and

     (viii) the address set forth below is the true and correct address of the undersigned's residence.

DATED:
       -------------------


                                        ----------------------------------------
                                        (Signature must conform in all
                                        respects to name of holder as
                                        specified on the face of the Warrant)


                                        ----------------------------------------

                                        ----------------------------------------
                                        (Address)